                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549


                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: April 27, 1998



                                NCR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          MARYLAND                       001-00395               31-0387920
(STATE OR OTHER JURISDICTION OF         (COMMISSION           (I.R.S. EMPLOYER
       INCORPORATION)                   FILE NUMBER)         IDENTIFICATION NO.)



                   1700 S. PATTERSON BLVD., DAYTON, OH 45479
                                 (937) 445-5000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

Item 5. Other Events

    The Registrant's news release dated April 27, 1998, with respect to its announcement that Solectron Corporation finalized its acquisition of manufacturing assets of NCR Corporation's Computer Systems and Retail Solutions Groups, is attached and incorporated herein by reference.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         NCR Corporation

Date: April 28, 1998                     By:  /s/ John L. Giering
                                              -------------------
                                              John L. Giering, Senior
                                              Vice President and Chief
                                              Financial Officer


NCR CORPORATION
INVESTOR RELATIONS DEPARTMENT
Tel: 937-445-5905
Fax: 937-445-5541

HTTP://WWW.NCR.COM

News Release
--------------------------------------------------------------------------------

   Solectron Completes Acquisition of Manufacturing Assets of NCR's Computer
                      Systems and Retail Solutions Groups

       - Company Expands Global Footprint and System Build Capabilities -

     Solectron Corporation of Milpitas, California and NCR Corporation of Dayton, Ohio today jointly announced that they have finalized Solectron's acquisition of the manufacturing assets of NCR's Computer Systems and Retail Solutions Groups. The manufacturing assets included in the transaction are valued at approximately $100 million.

     As a result of the acquisition, Solectron has hired approximately 1,200 NCR manufacturing and support employees. Solectron will assume operations today at NCR facilities in Dublin, Ireland; Columbia, South Carolina and Atlanta,
Georgia. Solectron
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will have full manufacturing responsibility for all retail and computer products produced by NCR for the next five years.

     "Our partnership with NCR demonstrates Solectron's continued commitment to providing our customers a fully integrated solution across the entire product life cycle," said Dr. Ko Nishimura, Solectron chairman, president and CEO.

     "The acquisition enables Solectron to expand our capabilities in design, supply chain management, systems integration and test, build-to-order, configure-to-order and fulfillment services. In addition, we will be able to strengthen our long-term relationship with NCR and expand our global footprint. This partnership will allow us to help NCR drive down its product costs and improve its time-to-market and time-to-volume."

     "Today marks a milestone in the transformation of NCR as a business solutions company," said NCR Chairman & CEO Lars Nyberg. "Our partnership with Solectron, a world-class manufacturing company, assures that the hardware products in our computer and retail solutions will continue to be produced to the highest standards of quality. This will allow NCR to concentrate on the market differentiated software and services components of our solutions where we believe we can add the most value for our customers."

     With the addition of the three NCR facilities, Solectron will gain approximately 400,000 square feet of manufacturing capacity. The Georgia facility will initially employ 500 associates, utilize 116,000 square feet of manufacturing capacity and will become Solectron's systems build-to-order center for the East Coast of the United States. The South Carolina facility will initially employ 400 associates including 30 integration engineers, utilize 155,000 square feet and will offer customized systems design and complex systems assembly services. The Ireland facility will initially employ 300 associates, utilize 120,000 square feet and provide build-to-order, configure-to-order and complex systems assembly capabilities for Europe.

     NCR will become one of Solectron's "Top 10" customers as a result of the partnership. As with all of its acquisitions, Solectron re-equips acquired facilities to have broader capabilities immediately after the acquisition and transfer is complete. This
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transformation, which is already underway, will enable the facilities in
Ireland, Georgia and South Carolina to grow and service new customers in addition to NCR.

     Solectron has been delivering a full range of systems manufacturing solutions for its multinational customers since 1992. For the networking industry, Solectron builds hubs, routers and switching equipment. For the computer industry, Solectron assembles mainframes, workstations, supercomputers, file servers, PCs, docking stations and laptops. Serving the telecommunications industry, Solectron builds pagers, cell phones and base stations, Internet access devices and video conferencing equipment. For computer peripherals companies, Solectron builds laser and ink-jet printers, disk and tape drives, modems, fax machines and projector engines. Solectron also builds systems products for the semiconductor test and assembly, medical electronics, aircraft instrumentation and consumer electronics industries. With the addition of the NCR systems capabilities, Solectron will begin to manufacture retail scanners and POS terminals.

     This release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual events to differ materially are included in the SEC filings, including the Form 10-K and Form 10-Q for NCR and Solectron, respectively.

About NCR

     NCR Corporation (NYSE: NCR) is a recognized world leader in scalable data warehousing, self-service and store automation solutions for the retail, financial and communications industries and other select markets. NCR's solutions are built on the foundation of the company's long-established industry knowledge and consulting expertise, value-adding software, world-leading hardware technology, global customer support services and a complete line of consumable and media products. More information on NCR and its products can be found on the World Wide Web at: http://www.ncr.com

About Solectron

     Founded in 1977, Solectron Corporation (NYSE: SLR) provides integrated solutions across the entire product life cycle from design to manufacturing to end-of-life services. for the world's leading electronics original equipment manufacturers. Solectron offers its customers competitive outsourcing advantages such as access to advanced manufacturing technologies, shortened product time-to-market, reduced cost of production and more effective asset utilization.

     Solectron Corporation (www.solectron.com) has received more than 150 quality and service awards from its customers in addition to the 1991 and 1997 Malcolm Baldrige National Quality Awards. Solectron is the first company to win the Malcolm Baldrige National Quality Award for Manufacturing twice in the 10-year history of the national program. The Company has more than 21,000 employees in 21 manufacturing facilities worldwide with more than five million square feet of manufacturing capacity. Revenues for fiscal year ended August 31, 1997 were $3.7 billion.

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